                      As filed with the Securities and Exchange
                           Commission on November 13, 1996

                                                  Registration No. 333-_______
                                   _______________

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                   _______________

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                            FIRST EMPIRE STATE CORPORATION
                (Exact name of registrant as specified in its charter)

           NEW YORK                                           16-0968385
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

   ONE M&T PLAZA, BUFFALO, NEW YORK                             14240
(Address of Principal Executive Offices)                      (Zip Code)


                            First Empire State Corporation
                          RETIREMENT SAVINGS PLAN AND TRUST
                               (Full title of the Plan)

                             Richard A. Lammert, Esquire
                 Senior Vice President, General Counsel and Secretary
                            First Empire State Corporation
                                    One M&T Plaza
                               BUFFALO, NEW YORK  14240
                       (Name and address of agent for service)

                                   (716) 842-5390
            (Telephone number, including area code, of agent for service)

                                       Copy to:

                                Steven Kaplan, Esquire
                                   Arnold & Porter
                               555 Twelfth Street, N.W.
                               Washington, D.C.  20004
                                     202-942-5998

                           CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                            PROPOSED   PROPOSED
                                            MAXIMUM    MAXIMUM
TITLE OF                        AMOUNT      OFFERING   AGGREGATE  AMOUNT OF
SECURITIES TO                   TO BE       PRICE      OFFERING   REGISTRATION
BE REGISTERED                   REGISTERED  PER SHARE* PRICE*     FEE

Common Stock                    100,000     $263.88   $26,388,000 $7,996.37
$5.00 Par Value                 shares

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

------------------------------------------------------------------------------

 * Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c) and (h), on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the American Stock Exchange on November 7, 1996, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by THE WALL STREET JOURNAL.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents filed by First Empire State Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

    (i)     Annual Report on Form 10-K for the fiscal year ended
            December 31, 1995;

    (ii) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since December 31, 1995; and

    (iii) The description of the Corporation's common stock, par value $5.00 per share ("Common Stock"), contained in the Corporation's Registration Statement pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

    All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Corporation's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

    Not applicable.


Item 5.  Interests of Named Experts and Counsel.

    The validity of the Common Stock of the Corporation being registered hereby has been passed upon by Richard A. Lammert, Esq., General Counsel to the Company. As of November 8, 1996, Mr. Lammert was the beneficial owner of
5,590 shares of Common Stock, including 962 shares of Common Stock in which he has an interest through the Plan. Mr. Lammert also holds unexercised options granted under the Corporation's 1983 Stock Option Plan to purchase 8,000 shares of Common Stock.

    The audited financial statements incorporated by reference in this Registration Statement have been examined by Price Waterhouse LLP, independent certified public accountants, as set forth in their report incorporated by reference herein, and are included in reliance upon the authority of such firm as experts in auditing and accounting.


Item 6.  Indemnification of Directors and Officers.

    Sections 722-725 of the New York Business Corporation Law permit the indemnification of any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, other than an action brought by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation or was serving in any capacity for another enterprise at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred as a result of such action or proceeding, provided such person acted in good faith and for a purpose he or she reasonably believed to be in, or in the case of service for another enterprise, not opposed to, the best interests of the corporation.

    With respect to a proceeding by or in the right of the corporation, such person may be indemnified against amounts paid in settlement and reasonable expenses (including attorneys' fees) if he or she acted in good faith and for a purpose he or she reasonably believed to be in, or in the case of service for another enterprise, not opposed to, the best interests of the corporation. The statute provides, however, that no indemnification is allowed with respect to a threatened action, pending action which is settled or otherwise disposed of, or as to any person who is adjudged liable to the corporation, unless and only to the extent that the court, upon application, determines that such person is entitled to indemnification under the circumstances.

    The Bylaws of the Company provide that directors and officers shall be indemnified to the fullest extent permitted by the New York Business Corporation Law or any other applicable law; provided, however, that a director or officer shall be indemnified with respect to any action or proceeding (or part thereof) initiated by any such director or officer only if such action or proceeding (or part thereof) was authorized by the board of directors.

    Section 11.03 of the Plan relating to indemnification of the Committee is incorporated herein by reference.

    The Company has purchased insurance insuring officers and directors of the Company against certain liabilities incurred in their capacities as such to insure the Company against payments which it is obligated to make to such persons under the foregoing indemnification provisions. Such liabilities could include liabilities arising under the Securities Act.

    The foregoing descriptions are general summaries only. Reference is made to the full text of the Company's Bylaws incorporated herein by reference.


Item 7.  Exemption from Registration Claimed.

    Not applicable.


Item 8.  Exhibits.
     The exhibits listed on the Index of Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

     Pursuant to subsection (b) of this Item, the Registrant undertakes to submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on November 13, 1996.

                                             FIRST EMPIRE STATE CORPORATION


                                             By:  /s/ Michael P. Pinto
                                                  -------------------------
                                                  Michael P. Pinto
                                                  Senior Vice President and
                                                  Controller


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 1996.


SIGNATURE                            TITLE


*Robert G. Wilmers
------------------------
Robert G. Wilmers                    Chairman of the Board, President
                                     and Chief Executive Officer
                                     (Principal Executive Officer)

/s/ Michael P. Pinto
------------------------
Michael P. Pinto                     Senior Vice President and
                                     Controller (Principal Financial and
                                     Accounting Officer)



*Brent D. Baird
------------------------
Brent D. Baird                       Director



*John H. Benisch
------------------------
John H. Benisch                      Director



*C. Angela Bontempo
------------------------
C. Angela Bontempo                   Director



*Robert T. Brady
------------------------
Robert T. Brady                      Director



*Patrick J. Callan
------------------------
Patrick J. Callan                    Director

*James A. Carrigg
------------------------
James A. Carrigg                     Director



*Barber B. Conable, Jr.
------------------------
Barber B. Conable, Jr.               Director


*Richard E. Garman
------------------------
Richard E. Garman                    Director


*James V. Glynn
------------------------
James V. Glynn                       Director


*Roy M. Goodman
------------------------
Roy M. Goodman                       Director


*Patrick W.E. Hodgson
------------------------
Patrick W.E. Hodgson                 Director


*Samuel T. Hubbard, Jr.
------------------------
Samuel T. Hubbard, Jr.               Director



*Lambros J. Lambros
------------------------
Lambros J. Lambros                   Director


*Wilfred J. Larson
------------------------
Wilfred J. Larson                    Director



------------------------
Jorge G. Pereira                     Director



*Raymond D. Stevens, Jr.
------------------------
Raymond D. Stevens, Jr.              Director



*Herbert L. Washington
------------------------
Herbert L. Washington                Director

------------------------
John L. Wehle, Jr.                   Director



*By /s/ Richard A. Lammert
    ------------------------
    Richard A. Lammert
    (Attorney-in-Fact)



    Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the First Empire
State Corporation Retirement Savings Plan and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on November 13,
1996.



                                     /s/ Paul C. Buck Jr.
                                     ------------------------
                                     Paul C. Buck, Jr.



                                     /s/ James L. Hoffman
                                     ------------------------
                                     James L. Hoffman



                                     /s/ Ray E. Logan
                                     ------------------------
                                     Ray E. Logan



                                     /s/ Michael P. Pinto
                                     ------------------------
                                     Michael P. Pinto



                                     /s/ Harry R. Stainrook
                                     ------------------------
                                     Harry R. Stainrook

                                  INDEX OF EXHIBITS




Exhibit 4.1    Provisions of the Restated Certificate
               of Incorporation and Bylaws of First Empire State
               Corporation defining the rights of security holders, incorporated herein by reference to Exhibit No. 19 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1989, Exhibit No. 19 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991, and Exhibit No. 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 (File No. 1-9861).

Exhibit 4.2 First Empire State Corporation Retirement Savings Plan and Trust, as amended and restated. Filed herewith.

Exhibit 5 Opinion of Richard A. Lammert with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of Price Waterhouse LLP, Independent Accountants. Filed herewith.

Exhibit 23.2 Consent of Richard A. Lammert. Contained in his opinion filed as Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain officers and directors of the Company. Filed herewith.